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                                                                   EXHIBIT 10.14

                 EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT


         THIS EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this "Exim Agreement") dated as of December 5, 2001,between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and APPLIX, INC., a Massachusetts corporation ("Applix US") with its chief executive office at 289-291 Turnpike Road, Westboro, Massachusetts 01581, APPLIX (UK) LIMITED ("Applix UK"), with offices at 289-291 Turnpike Road, Westboro, Massachusetts 01581, APPLIX AUSTRALIA PTY, LTD. ("Applix Australia") with offices at 289-291 Turnpike Road, Westboro, Massachusetts 01581, and VERITEAM LIMITED ("Veriteam") with offices at 289-291 Turnpike Road, Westboro, Massachusetts 01581, (Applix US, Applix UK, Applix Australia and Veriteam are hereinafter jointly, severally and collectively referred to as "Borrower" and each as "Borrower Entity"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         1        RECITALS.

         A. Applix US and Bank are parties to that certain Loan and Security Agreement of even date, as may be amended from time to time (as may be amended, the "Domestic Agreement"), together with related documents executed in conjunction therewith.

         B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the Export-Import Bank of the United States (the "Exim Bank").

         SECTION 2.        LOAN AND TERMS OF PAYMENT

         2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances as and when due in accordance with this Exim Agreement.

         2.2 REVOLVING ADVANCES. Subject to the terms and conditions of this Exim Agreement, Bank agrees to make Advances to Borrower in an amount not to exceed (i) the Exim Committed Line or the Borrowing Base, whichever is less, minus (ii) the FX Reserve, minus (iii) the aggregate outstanding Advances hereunder, as determined by the Borrowing Base Certificate to be delivered to the Bank.

         To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as EXHIBIT B.

         Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Eastern time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT C hereto together with any additional documentation required under the Borrower Agreement, including without limitation, as set forth in Section 2.03 of the Borrower Agreement. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement, based upon instructions received from a Responsible Officer. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee (as designated in writing by a Responsible Officer) thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section to Borrower's deposit account. Amounts borrowed pursuant to this Section may be repaid at any time and re-borrowed at any time during the term of this Exim Agreement so long as no Event of Default has occurred and is continuing.

         Only Applix US may request Advances hereunder. Notwithstanding the foregoing, each Borrower hereunder shall be obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received ALL Advances. Each Borrower acknowledges and agrees that, to the

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extent the other Borrower has or may have certain rights of subrogation or reimbursement against the other for claims arising out of this Exim Agreement, that those rights are hereby waived.

         2.3 FOREIGN EXCHANGE SUBLIMIT. If there is availability under the Exim Committed Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $2,500,000.00 (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

         2.4 OVERADVANCES. If, at any time or for any reason, the amount of Obligations under this Exim Agreement owed by Borrower to Bank pursuant to
Section 2.2 and 2.3 of this Exim Agreement is greater than the lesser of (i) the Borrowing Base or (ii) the Exim Committed Line, the Borrower shall immediately pay to Bank, in cash, the amount of such excess.

         2.5      INTEREST RATE; PAYMENTS.

                           (i) INTEREST RATE. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the aggregate of the Bank's Prime Rate, and one percent (1.0%). After an Event of Default, Obligations shall bear interest at four percent (4.0%) above the rate effective immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

                           (ii) PAYMENTS. Interest is payable on the Payment Date of each month. Bank may debit any of Borrower's deposit accounts (unless prohibited by law) including Account Number __________ for principal and interest payments or any amounts Borrower owes Bank, including, without limitation, Bank Expenses. Bank shall promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

                           (iii) ADDITIONAL PAYMENTS. Whenever Borrower is obliged to make a deduction in respect of Tax from any payment under any Obligation:

                           (A) it shall promptly pay the amount deducted to the appropriate Government Agency;

                           (B) within 30 days of the end of the month in which the deduction is made, it shall deliver to Bank official receipts or other evidence of payment acceptable to Bank; and

                           (C) unless the Tax is an Excluded Tax, it shall pay Bank on the due date of the payment any additional amounts necessary (as determined by Bank) to ensure that Bank receives when due a net amount (after payment of any Taxes in respect of those additional amounts) in the relevant currency equal to the full amount which it would have received had a deduction not been made. It shall indemnify Bank against the Tax and any amounts recoverable from Bank in respect of the Tax. Borrower waives any statutory right to recover from Bank any amount paid under this clause.

                  The obligations of Borrower under this clause survive the payment of all moneys owing under this Exim Agreement or the termination of this Exim Agreement.

         2.6      FEES. Borrower shall pay to Bank:

                           (i) EXIM FEE. A fully earned, non-refundable facility fee of $37,250.00 due on the Closing Date; and


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                           (ii)     BANK EXPENSES. All Bank Expenses (including
                  reasonable attorneys' fees and expenses incurred through and after the Closing Date) when due.

         2.7 USE OF PROCEEDS. Borrower will use the proceeds of Advances only for the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited herein or by the Borrower Agreement.

         SECTION 3.        CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance, including the initial Advance, is subject to the following conditions:

                  (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.2;

                  (b) timely receipt by Bank of an Export-Related Borrowing Base Certificate as defined in the Borrower Agreement;

                  (c)      the Exim Guarantee shall be in full force and effect;

                  (d) the Bank shall have received, in form and substance satisfactory to Bank, all of the documents set forth in Section 3.1 of the Domestic Agreement;

                  (e) evidence, in a form reasonably satisfactory to Bank, that the Charge upon Applix Australia's business assets has been provisionally registered by the Australian Securities and Investments Commission and Bank has received a properly executed and registered (to the satisfaction of Bank) Australian Securities & Investments Commission Form 309 and 350;

                  (f) evidence, in a form reasonably satisfactory to Bank, that the Charge and each document required to be stamped with duty under Australian law has been lodged for stamping at the relevant Australian State agency with a cheque for the appropriate stamp duty;

                  (g) a statutory declaration, in a form satisfactory to Bank, made on behalf of Applix Australia stating the location of its assets to be subject to the Charge;

                  (h) a certificate entitled "Declaration of Solvency", in a form satisfactory to Bank, be provided by two directors of Applix Australia;

                  (i) if required by Bank or applicable law, a registered power of attorney under which Applix Australia executed the Exim Loan Documents and any documents relating to them to in which it is expressed to be a party;

                  (j) extracts of minutes of a meeting of directors of Applix Australia authorising the execution of the Exim Loan Documents, explaining why the directors believe it is in the best interests of the Applix Australia;

                  (k) extracts of minutes of a meeting of all members of Applix Australia authorising execution of the Exim Loan Documents and any documents the execution of which are contemplated by the Exim Loan Documents or are necessary or incidental to the execution and performance of the Exim Loan Documents;

                  (l) a certificate of incorporation constituent documents for Applix Australia, if they are not already held by Bank;

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(m)      the acceptance by the  appropriate  party of its  appointment  as agent of Applix  Australia for accepting service of process; and

(n) except as otherwise disclosed to the Bank, the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date or such representations and warranties that are no longer true due to changes or subsequent events permitted or not prohibited hereunder), and no potential Event of Default or Event of Default shall have occurred and be continuing, or would result from such Advance.

         The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.1 (other than Section 3.1(c) above).

         SECTION 4.        CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTEREST. Applix US hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Applix US's duties under the Exim Loan Documents, a continuing security interest in the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Applix US warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. The Collateral may also be subject to Permitted Liens. Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Exim Agreement in all of the Collateral (with the exception of Exim Eligible Foreign Accounts, but only to the extent any Advances are actually made by the Bank to the Borrower based upon such Exim Eligible Foreign Accounts), is subject to and subordinate to the security interest granted to the Bank in the Domestic Agreement with respect to the Collateral. Borrower agrees that Bank may file (with the UCC Financing Statements to be filed hereunder) a notice that any disposition of the Collateral in violation of this Exim Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. If this Exim Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any portion of any license or contract solely to the extent (i) the granting of a security interest in such license or contract would be contrary to applicable law, or (ii) that such licenses or contracts are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Bank agrees to subordinate or release its security interest in certain specific Equipment financed by Borrower in the manner set forth in the Domestic Agreement, subject to the limitations and restrictions thereon set forth in the Domestic Agreement.

         SECTION 5.        REPRESENTATIONS AND WARRANTIES

         Borrower represents, warrants and covenants as follows:

         5.1 DOMESTIC LOAN DOCUMENTS. The representations and warranties contained in the Domestic Loan Documents, which are incorporated by reference into this Exim Agreement, are true and correct.

         SECTION 6.        AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all Obligations, it shall do all of the following:

         6.1 DOMESTIC LOAN DOCUMENTS. Applix US shall comply in all respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this Exim Agreement and shall survive the termination of Domestic Agreement, which shall include, without limitation, compliance with the financial

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reporting requirements set forth in Section 6.2 of the Domestic Agreement and the financial covenants set forth in Section 6.6 of the Domestic Agreement. In addition to the foregoing, each of Applix UK, Applix Australia and Veriteam shall remit monthly to the United States all proceeds of collected Accounts; provided, however, that so long as no event of default occurs and is continuing hereunder, Applix UK, Applix Australia and Veriteam shall remit monthly to the United States all proceeds of collected Accounts net of reasonable and customary operating expenses of each of Applix UK, Applix Australia and Veriteam. Notwithstanding the foregoing, the proceeds of Advances hereunder may not be transferred to any of Applix UK, Applix Australia or Veriteam.

         6.2 TERMS OF SALE. Borrower shall cause all sales of products upon which Advances are based to be on open account to creditworthy buyers that have been preapproved in writing by Bank and Exim Bank.

         6.3 BORROWER AGREEMENT. Borrower shall comply with all of the terms of the Borrower Agreement, including without limitation, the delivery of any and all notices required pursuant to Sections 2.11 and/or 2.18 of the Borrower Agreement. Unless otherwise specifically indicated in this Exim Agreement that the provisions of this Exim Agreement control due to the Exim Bank's written waiver dated September 21, 2001 of certain terms of the Borrower Agreement, in the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

         6.4 NOTICE IN EVENT OF FILING OF ACTION FOR DEBTOR'S RELIEF. Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

         6.5 PAYMENT IN DOLLARS. Borrower shall require payment of the Exim Eligible Foreign Accounts in United States Dollars or an Acceptable Foreign Currency subject to the terms of this Exim Agreement for the products, unless the Exim Bank otherwise agrees in writing hereafter.

         6.6 FURTHER ASSURANCES. At any time and from time to time Borrower shall (i) execute and deliver such further instruments, (ii) take such further action as may reasonably be requested by Bank, and (iii) deliver such additional information, reports, contracts, invoices and other data concerning the Collateral as may reasonably be requested by Bank, all of the foregoing in furtherance of the purposes of this Exim Agreement.

         SECTION 7.        NEGATIVE COVENANTS

         Prior to the (i) payment in full of outstanding Obligations, and (ii) termination of Bank's commitment to make any Advance:

         7.1 DOMESTIC LOAN DOCUMENTS. Applix US shall not violate or otherwise fail to comply with any provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

         7.2 BORROWER AGREEMENT. Borrower shall not violate or otherwise fail to comply with any provision of the Borrower Agreement, including without limitation the negative covenants set forth in Section 2.15.

         7.3 EXIM GUARANTEE. Borrower shall not take any action, or permit any action to be taken, that causes


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or, with the passage of time, could reasonably be expected to cause, the Exim
Guarantee to cease to be in full force and effect.

         SECTION 8.        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1 PAYMENT DEFAULT. If Borrower fails to pay within three (3) days of when due, any of the Obligations.

         8.2 COVENANT DEFAULT; CROSS DEFAULT. If Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Exim Agreement, in any of the Domestic Loan Documents (applicable to such Borrower Entity) which terms and provisions are incorporated into this Exim Agreement and shall survive the termination of Domestic Agreement, the Borrower Agreement, or the Exim Loan Documents, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

         8.3 INSOLVENCY, ADMINISTRATION, WINDING UP. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed). With respect to Applix Australia: (i) An administrator of is appointed; (ii) Except for the purpose of a solvent reconstruction or amalgamation previously approved by Bank: (A) an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting, an application to a court or other steps are taken for: (I) the winding up, dissolution or administration of Applix Australia; or (II) Applix Australia entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them, (other than frivolous or vexatious applications, proceedings, notices and steps); or (B) Applix Australia ceases, suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of a substantial part of its assets; or (iii) Applix
Australia: (A) is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute); or (B) stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

         8.4 ENFORCEMENT AGAINST ASSETS. (i) A receiver, receiver and manager, administrative receiver or similar officer is appointed to: (ii) a security interest is enforced over; or (iii) a distress, attachment or other execution is levied or enforced or applied for over, all or any of the assets and undertaking of Applix Australia; or

         8.5 EXIM GUARANTEE. If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee.

         SECTION 9.        BANK'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of the Domestic Agreement occurs all Obligations are immediately due and payable without any action by Bank);


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                 (b)      Stop advancing money or extending credit for
         Borrower's benefit under this Exim Agreement or under any other agreement between Borrower and Bank;

                 (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

                 (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Subject to the rights of third parties, prohibitions or limitations in agreements with third parties, and applicable law, Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Subject to the rights of third parties, prohibitions or limitations in agreements with third parties, and applicable law, Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral in accordance with the Code or other applicable law. Subject to the rights of third parties, prohibitions or limitations in agreements with third parties, and applicable law, Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit, subject to the rights of third parties, prohibitions or limitations in agreements with third parties, and applicable law; and

                  (g) Otherwise dispose of the Collateral according to the Code.

         9.2 EXIM DIRECTION. Upon the occurrence of an Event of Default, Exim Bank shall have a right to: (i) direct Bank to exercise the remedies specified in Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

         9.3 EXIM NOTIFICATION. Bank shall have the right to immediately notify Exim Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Exim Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder and not promptly repaid in accordance with
Section 2.4 hereof; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower; (4) the filing of an action for debtor's relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

         In the event that it sends such a notification to Exim Bank, Bank shall have the right to thereafter send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

         9.4 REMEDIES CUMULATIVE. Bank's rights and remedies under this Exim Agreement, the Exim Loan Documents, the Domestic Loan Documents and all other agreements shall be cumulative. Bank shall have all other


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rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.5 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank its power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Advances hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Advances terminates.

         9.6 ACCOUNTS COLLECTION. In the event that an Event of Default occurs and is continuing, Bank may notify any account debtor of any Exim Eligible Foreign Accounts or other collateral of Bank's security interest in the funds and verify and/or collect the amount of such Account. Following and during the continuance of an Event of Default, any amounts received by Borrower shall be held in trust by such Borrower Entity for Bank, and, if requested by Bank, Borrower Entity shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.7 BANK EXPENSES. Any Bank Expenses are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.8 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except for the foregoing, Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.9 DEMAND WAIVER. Except as otherwise expressly set forth herein or as required by applicable law, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

         SECTION 10.        NOTICES

         Unless otherwise provided in this Exim Agreement, all notices or demands by any party relating to this Exim Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at the address set forth in the Domestic Loan Documents. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         SECTION 11.       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Massachusetts law governs the Exim Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EXIM AGREEMENT, THE EXIM LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         SECTION 12.       GENERAL PROVISIONS

         12.1 SUCCESSORS AND ASSIGNS. This Exim Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Exim Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or prior notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Exim Agreement, the Exim Loan Documents or any related agreement.

         12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Exim Loan Documents; and
(b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3 RIGHT OF SET-OFF. Applix US hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Exim Agreement.

         12.5 SEVERABILITY OF PROVISION. Each provision of this Exim Agreement is severable from every other provision in determining the enforceability of any provision.

         12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Exim Agreement must be in writing signed by both Bank and Borrower. This Exim Agreement and the Exim Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement or the Note shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Exim Agreement and the Exim Loan Documents merge into this Exim Agreement and the Exim Loan Documents.

         12.7 COUNTERPARTS. This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one agreement.

         12.8 SURVIVAL. All covenants, representations and warranties made in this Exim Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         SECTION 13.       DEFINITIONS

         13.1 DEFINITIONS. Except as otherwise defined, terms that are capitalized in this Exim Agreement shall have the meanings assigned in the Domestic Agreement. As used in this Exim Agreement, the following terms shall have the following definitions:

                  "ACCEPTABLE FOREIGN CURRENCY" means any one of British Pounds Sterling, the Euro, French Francs, Australian Dollars and Dutch Guilders.

                  "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing.

                  "ADVANCES" means any loans or other extensions of credit hereunder.

                  "BANK EXPENSES" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, and administration, registration of the Exim Loan Documents (including stamp duties imposed by Australian law, registration fees imposed by Australian law and fees and penalties imposed by Australian law), including any costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; and Bank's reasonable attorneys' fees and expenses incurred in enforcing or defending the Exim Loan Documents or any transaction contemplated by the Exim Loan Documents, whether or not suit is brought, unless a final court of competent jurisdiction finds the Bank acted with gross negligence or willful misconduct.

                  "BORROWER AGREEMENT" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

                  "BORROWING BASE" means an amount equal to ninety percent (90%) of Exim Eligible Foreign Accounts which Exim Eligible Foreign Accounts
         (i) are billed and collected by each of the entities comprising the Borrower Entities in the United States, United Kingdom or Australia AND
         (ii) if payable in an Acceptable Foreign Currency, Borrower has made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts, PROVIDED HOWEVER that such percentage shall be reduced to (A) eighty (80%) percent with respect to Exim Eligible Foreign Accounts which (i) are billed and collected by the Borrower in the United States, United Kingdom, or Australia (ii) are billed in British Pounds AND (iii) Borrower has NOT made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts, and (B) seventy (70%) percent with respect to Exim Eligible Foreign Accounts which (i) are billed and collected by the Borrower in the United States or United Kingdom (ii) are billed in any Acceptable Foreign Currency other than British Pounds AND
         (iii) Borrower has NOT made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts. Notwithstanding the terms of the Borrower Agreement, Bank will not consider Borrower's Inventory (if any) for inclusion in the Borrowing Base.

                  "CHARGE" means any deed of charge to be entered into by Applix Australia and Bank on or about the date of this Agreement.

                  "COLLATERAL" is the property described on EXHIBIT A.

                  "DOMESTIC AGREEMENT" has the meaning set forth in recital
                   paragraph A.

                  "DOMESTIC LOAN DOCUMENTS" means the Domestic Agreement and all instruments, documents, and agreements executed in connection with the Domestic Agreement.

                  "EXIM BANK" means Export-Import Bank of the United States.

                  "EXIM COMMITTED LINE" means Two Million Five Hundred Thousand Dollars ($2,500,000.00).

                  "EXIM ELIGIBLE FOREIGN ACCOUNTS" means those Accounts that arise in the ordinary course of Borrower's business and are derived from exports of goods or services originating in the United States, AND
         (i) with respect to which the account debtor is not a resident of the United States; (ii) that have been validly assigned or pledged to Bank in a manner satisfactory to the Bank giving the Bank a first priority perfected security interest, or its equivalent, in such Accounts, (iii) comply with all of Borrower's representations and warranties to Bank, and (iv) that either (A) the Bank approves on a case by case basis (which shall be required with respect to foreign Accounts on open account terms), or (B) are supported by letter(s) of credit acceptable to Bank. Standards of eligibility may be fixed revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall NOT include the following:

                  (a)      Accounts with a term in excess of ninety (90) days;

                  (b) Accounts that the account debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;

                  (c) Accounts with respect to an account debtor, fifty percent (50%) or more of whose Accounts the account debtor has failed to pay within ninety (90) days of the original date of invoice;

                  (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

                  (e) Accounts with respect to which an invoice has not been sent;

                  (f) Accounts with respect to which the account debtor is an Affiliate, officer or director of Borrower;

                  (g) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business as designated in the Country Limitation Schedule (as such term is defined in the Borrower Agreement);

                  (h) Accounts with respect to which the account debtor is located in a country in which Exim

         Bank coverage is not available for commercial reasons;

                  (i) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower's liability to such account debtor, or if the account debtor is subject to an Insolvency Proceeding or is otherwise insolvent.

                  (j) Account which arise for the sales of items not in the ordinary course of Borrower's business;

                  (k) Accounts not owned by Borrower or which are subject to any rights, claim or interest of another Person or than the lien in favor of the Bank;

                  (l) Accounts with a credit balance over sixty (60) days from invoice date;

                  (m) Accounts with respect to which the account debtor has disputed liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (n) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of the aggregate dollar amount of all Accounts, only to the extent such obligations exceed such percentage, except as approved in writing by Bank;

                  (o) Accounts generated by the sale of products purchased for military purposes or that are due and payable from a military Buyer;

                  (p) Accounts, if any, generated by sales of Inventory which constitutes defense articles or defense services;

                  (q) Accounts payable in currency other than Dollars or an Acceptable Foreign Currency, except as may be approved in writing by the Bank and the Exim Bank;

                  (r) Accounts which are due and owing and the collection of which must be made outside the United States or the United Kingdom or Australia;

                  (s) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

                  (t) Accounts which are not "Eligible Export-Related Accounts Receivable", as such term is defined in the Borrower Agreement.

                  Notwithstanding the terms of the Borrower Agreement to the contrary, due to Exim Bank's written waiver dated September 21, 2001 of certain terms of the Borrower Agreement, and subject to the terms and conditions of this Exim Agreement, Exim Eligible Foreign Accounts may include Accounts that are billed in the United States, the United Kingdom or Australia and also may include Accounts that are billed in United States Dollars or an Acceptable Foreign Currency.

                  "EXIM GUARANTEE" means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

                  "EXIM LOAN DOCUMENTS" means, collectively, this Exim Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.

                  "EXIM MATURITY DATE"shall be the date which is twelve (12) months from the closing date of the Domestic Agreement.

                  "FX FORWARD CONTRACT" is defined in Section 2.3.

                  "FX RESERVE" is defined in Section 2.3.

                  "NOTE" is defined in Section 2.2.

                  "OBLIGATIONS" shall mean all debts, principal, interest, Bank Expenses arising under the Exim Loan Documents, the Borrower Agreement, the Domestic Loan Documents and other amounts Borrower owes Bank now or later, and including interest accruing after Insolvency Proceedings begin.

                  "PAYMENT DATE" means the first calendar day of each month commencing on the first such date after the Closing Date and ending on the Exim Maturity Date.

                  "RESPONSIBLE OFFICER" means each of the Chief Executive Officer and Chief Financial Officer of the Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

APPLIX, INC.


By     /s/ Alan Goldsworthy
       -------------------------------------------

Name:  Alan Goldsworthy
       -------------------------------------------

Title: President and CEO
       -------------------------------------------


APPLIX (UK) LIMITED


By     /s/ Alan Goldsworthy
       -------------------------------------------

Name:  Alan Goldsworthy
       -------------------------------------------

Title: Director
       -------------------------------------------


APPLIX AUSTRALIA PTY, LTD.


By     /s/ Bruce McCarthy
       -------------------------------------------

Name:  Bruce McCarthy
       -------------------------------------------

Office Held: Director
            --------------------------------------



By     /s/ Alan Goldsworthy
       -------------------------------------------

Name:  Alan Goldsworthy
       -------------------------------------------

Office Held: Director
             -------------------------------------


VERITEAM LIMITED


By     /s/ Alan Goldsworthy
       -------------------------------------------

Name:  Alan Goldsworthy
       -------------------------------------------

Title: Director
       -------------------------------------------

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST


By     /s/ R. Bryan Jadot
       -------------------------------------------

Name:  R. Bryan Jadot
       -------------------------------------------

Title: Vice President
       -------------------------------------------


SILICON VALLEY BANK


by     /s/ Maggie Garcia
       -------------------------------------------

Name:  Maggie Garcia
       -------------------------------------------

Title: Loan Admin. Team Leader
       -------------------------------------------
       (Signed in Santa Clara County, California)

                                    EXHIBIT A


         The Collateral consists of all right, title and interest of Applix US in and to the following:

         All goods, equipment, inventory, contract rights or rights to payment of money, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

         All Applix US's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.


         Notwithstanding the foregoing, the Collateral does not include in any event:

Any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished; any and all trade secrets, and any and all intellectual property rights in computer software and computer software products; any and all design rights which may be available to Applix US; all mask work or similar rights available for the protection of semiconductor chips; all patents, patent applications and like protections; any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections; all licenses or other rights to use any of the foregoing; or any claims for damages by way of any past, present and future infringement of any of the foregoing. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing intellectual property. To the extent a court of competent jurisdiction holds that a security interest in any Intellectual Property is necessary to have a security interest in any accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing Intellectual Property, then the Collateral shall, effective as of the Closing Date, include the Intellectual Property, to the extent necessary to permit perfection of the Bank's security interest in such accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the Intellectual Property and to the extent such inclusion is not violative of, prohibited by or would trigger an adverse consequence under any material agreement relating to such Intellectual Property or applicable law.

                                    EXHIBIT B



$2,500,000.00                                                _____________, 2001

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower, up to a maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), plus interest on the aggregate unpaid principal amount of such Advances, at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the first calendar day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on __________________, 2002, or on such earlier date, as provided for in the Loan Agreement.

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may reasonably deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

         Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         Borrower promises to pay Bank all reasonable costs and reasonable expenses including all reasonable attorneys' fees, incurred in such collection or in any suit or action to collect this Note or in any appeal thereof, unless a final court of competent jurisdiction finds that the Bank acted with gross negligence or willful misconduct. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, except as provided under the Loan Agreement or required under applicable law. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

         The law of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE OR THE LOAN AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

         BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER

RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

APPLIX, INC.


By
  -----------------------------------------------

Name:
     --------------------------------------------

Title:
       ------------------------------------------

APPLIX (UK) LIMITED


By
  -----------------------------------------------

Name:
     --------------------------------------------

Title:
       ------------------------------------------



APPLIX AUSTRALIA PTY, LTD.


By
  -----------------------------------------------

Name:
     --------------------------------------------

Office Held:
            -------------------------------------


By
  -----------------------------------------------

Name:
     --------------------------------------------

Office Held:
            -------------------------------------



VERITEAM LIMITED

By
  -----------------------------------------------

Name:
     --------------------------------------------

Title:
       ------------------------------------------